                                                                    Exhibit 10.8


                                      SUBLEASE

     This Sublease (the "Sublease") is made and entered into as of the ___ day of February, 1999, by and between 3Com Corporation, a Delaware corporation ("3Com"), and Ariba Technologies, Inc., a Delaware corporation ("Ariba").

                                      RECITALS

     A. 3Com, successor in interest to U.S. Robotics Access Corp., as "Tenant," and TriNet Essential Facilities XXV, Inc., successor in interest to Charleston Place Associates, as "Landlord" (herein also called "Landlord"), previously entered into a Charleston Place Lease Agreement, dated June 12, 1996 (the "Master Lease"), a copy of which is attached hereto as EXHIBIT "A." Pursuant to the Master Lease, the Landlord has leased to 3Com certain premises consisting of the buildings commonly known as 1565 Charleston Road and 1585 Charleston Road, Mountain View, California, and more fully described in the Master Lease (the "Premises").

     B. 3Com desires to sublease to Ariba, and Ariba desires to sublease from 3Com, all of the Premises on the terms and conditions set forth herein (the "Premises").

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, 3Com and Ariba agree as follows:

                                     AGREEMENT

     1. DEFINED TERMS. Terms used in this Sublease as defined terms and not otherwise defined herein shall have the same meanings as in the Master Lease.

     2. DEMISE OF PREMISES. 3Com hereby subleases and demises to Ariba, and Ariba hereby accepts from 3Com, on the terms and conditions hereinafter set forth, the Premises. 3Com and Ariba agree that the Premises contain a rentable area of one hundred thirty-one thousand five hundred eighty (131,580) square feet.

     3.   RENT.

          (a) During the Term of this Sublease, Ariba shall pay to 3Com in equal monthly installments the following sums, in advance, beginning on the Commencement Date (as defined in Paragraph 5 below) and continuing on the first day of each calendar month during the Term thereafter, monthly installments of rent as provided below ("Base Rent"):


                                             Monthly
                         Period of Term     Base Rent
                         --------------     ---------
                           05/01/1999
                             through         $189,450
                           07/31/1999
                         --------------     ---------

                                       1

                                             Monthly
                         Period of Term     Base Rent
                         --------------     ---------
                           08/01/1999
                             through         $279,729
                           10/31/1999
                         --------------     ---------
                           11/01/1999
                             through         $283,518
                           04/30/2000
                         --------------     ---------
                           05/01/2000
                             through         $355,266
                           04/30/2002
                         --------------     ---------
                           05/01/2002
                             through         $368,424
                           04/30/2003
                         --------------     ---------
                           05/01/2003
                             through         $381,582
                           04/30/2005
                         --------------     ---------
                           05/01/2005
                             through         $394,740
                           10/31/2006
                         --------------     ---------

          (b) The Base Rent and all other sums payable hereunder (such other sums being referred to herein as "Additional Rent") shall be paid to 3Com without deduction, set off, prior notice or demand, in lawful money of the United States of America, at 3Com's office at 3Com Corporation, 5400 Bayfront Plaza, Santa Clara, California, 95057, attention: Corporate Real Estate, or at such other place as 3Com may specify from time to time by written notice to Ariba. Base Rent and Additional Rent collectively are referred to herein as "Rent."

          (c) Notwithstanding Paragraph 3(a) hereof, Ariba shall pay 3Com the first installment of Base Rent concurrently with the execution and delivery of this Sublease. If the Commencement Date should occur on a day other than the first day of a calendar month, or if the last day of the Term should occur on a day other than the last day of a calendar month, then the Base Rent and Additional Rent payable for such fractional month shall be prorated on a daily basis.

     4.   OPERATING COSTS.

          (a) In addition to the Base Rent provided for in Paragraph 3 above, and in addition to any other Additional Rent payable by Ariba hereunder, Ariba shall reimburse 3Com for all of the costs required to be paid by 3Com as the Tenant under the Master Lease which accrue or are incurred during the Term, directly or indirectly, in managing, repairing, maintaining, operating and insuring the Premises, including Real Estate Taxes, Expenses and other Additional Charges (as those terms are defined in the Master Lease) paid or required to be paid to the Landlord (collectively, "Operating Costs").

          (b) Ariba shall pay 3Com the Operating Costs for each calendar year or part thereof during the Term on the same terms and conditions as are required of 3Com under the Master Lease. 3Com shall furnish Ariba with all notices and statements received from Landlord and Ariba shall be entitled to exercise the audit rights provided in Section 3(c)(5) of the Master Lease.

     5.   TERM AND POSSESSION.

          (a) Subject to the terms hereof, the term of this Sublease ("Term") shall begin on May 1, 1999 (the "Commencement Date') and shall end on October 31, 2006 (the "Termination Date"), unless sooner terminated in accordance with the terms of this Sublease. 3Com shall deliver the Premises to Ariba on or before March 1, 1999, and Ariba shall be entitled to prepare the Premises for its possession thereof and to construct its improvements therein (subject to the terms hereof) during the period following said delivery until the Commencement Date (the "Early Occupancy Period"). Provided that Ariba does not commence using the Premises during the Early Occupancy Period for any of the purposes described in Paragraph 7 below, Ariba shall not be required to pay rent during the Early Occupancy Period, but Ariba shall be required to establish and pay for its own separate utility services to the Premises and all other terms and conditions of this Sublease shall be applicable during such period, including, without limitation, the insurance and indemnification provisions hereof. Ariba acknowledges that 3Com shall terminate all of its utility services to the Premises as of the date possession thereof is delivered to Ariba. If Ariba commences using the Premises or any portion thereof for its business purposes permitted hereunder, then the Early Occupancy Period shall terminate and the Term hereof and Ariba's obligation to pay Base Rent and Additional Rent hereunder shall commence as of the date Ariba first uses the Premises for its business purposes. If 3Com, despite its exercise of commercially reasonable efforts, cannot deliver possession of the Premises to Ariba by April 1, 1999, 3Com shall not be liable to Ariba for any loss or damage resulting therefrom, but in such event Ariba shall be entitled to terminate this Sublease by delivering written notice to 3Com prior to the date on which possession of the Premises has been delivered to Ariba.

          (b) Notwithstanding the foregoing paragraph 5(a), 3Com shall deliver the Premises to Ariba, during the Early Occupancy Period only, subject to the rights of Minerva Systems, Inc. ("Minerva") under the terms of that Holdover Agreement (the "Holdover Agreement") dated January 22, 1999. The Holdover Agreement affects approximately 19,205 square feet of space on the second floor of the building located at 1585 Charleston Road. 3Com shall be entitled to collect all sums payable under the Holdover Agreement as rent or otherwise until the Commencement Date hereof. 3Com shall terminate the Holdover Agreement effective April 30, 1999 and deliver to Ariba possession of the space currently occupied by Minerva on May 1, 1999, unless Ariba enters into a separate Sub-Sublease with Minerva as provided in the following sentence. Ariba shall be entitled to enter into a separate Sub-Sublease with Minerva following the termination of the Holdover Agreement, subject to Landlord's approval rights pursuant to the terms of the Master Lease.

     6.   CONDITION OF PREMISES.

          (a) 3Com shall deliver the Premises to Ariba in their "AS IS" condition, without warranty or representation of any kind except that (i) all of the following described components and systems of the Premises shall be in good working order as of the delivery of possession to Ariba: HVAC system, roof structure, landscaping, parking lot, building fire and life safety systems, plumbing and electrical systems and (ii) 3Com shall, at its sole cost, remove all personal property and unattached cafeteria trade fixtures and equipment from the cafeteria area of the Premises. Except as may be required by the foregoing sentence, Ariba acknowledges that 3Com is under no obligation to make any alterations, repairs, replacements or improvements to the Premises and that 3Com has made no representation or warranty concerning the Premises or their suitability for Ariba's proposed use.

          (b)  To the best of 3Com's actual knowledge, without investigation,
(i) 3Com has not caused the Premises to become contaminated with Hazardous Substances (as defined in the Master Lease) and (ii) the Premises, in their current condition and configuration, contain no Hazardous Materials which are harmful to the occupants thereof.

     7. USE. Ariba shall use the Premises for general office, administration and research, development and marketing, assembly, storage and distribution and legal uses reasonably incidental thereto, and for no other purpose, without the prior written consent of 3Com and the Landlord.

     8. ALTERATIONS AND IMPROVEMENTS. Ariba shall not make any Alterations to the Premises without the prior written consent of the Landlord, as provided in
Section 6 of the Master Lease, and the prior written consent of 3Com which shall not be withheld for any Alterations to which Landlord consents. 3Com agrees that 3Com will not unreasonably withhold or delay its consent to a proposed Alteration and that 3Com will cooperate with Ariba to a reasonable extent in seeking approval of the Landlord to any Alteration proposed by Ariba which 3Com has approved. 3Com may condition its consent to a particular Alteration upon
(i) Ariba's agreement to remove such Alteration and to restore the Premises to their condition prior to the construction of such Alteration, all at Ariba's sole expense, and (ii) with respect to Alterations which 3Com reasonably estimates would cost more than One Hundred Thousand Dollars ($100,000) to remove, Ariba's delivery to 3Com of a cash deposit or other security, in an amount equal to the estimated cost of such removal and restoration, as reasonably determined by 3Com, unless the Landlord waives its right to require said removal and restoration as provided in Section 6 of the Master Lease in which event 3Com shall have no right to require said removal and restoration. Such removal and restoration, if required hereunder, shall be completed no later than the last day of the Term.

     9. INITIAL IMPROVEMENTS/ALLOWANCE. 3Com acknowledges that Ariba intends to construct certain improvements (the "Initial Improvements") within the Premises at the outset of the term of this Sublease. Provided that Ariba spends at least One Million Three Hundred

Fifteen Thousand Eight Hundred Dollars ($1,315,800) (the "Required Expenditure") in constructing the Initial Improvements, 3Com shall contribute the sum of Six Hundred Fifty-Seven Thousand Nine Hundred Dollars ($657,900) ("3Com's Contribution") toward the costs thereof. 3Com shall pay the amount of 3Com's Contribution to Ariba within 30 days following completion of the Initial Improvements and receipt by 3Com of written notice thereof together with
(i) evidence acceptable to 3Com that the total amount of construction costs paid by Ariba equals or exceeds the Required Expenditure and (ii) full and unconditional lien waivers with respect to the Initial Improvements evidencing full payment of all sums owed in connection therewith. The amount of 3Com's Contribution shall be amortized over the then remaining term of this Sublease together with interest thereon at nine percent (9%) per annum and Ariba shall pay to 3Com said amortized amount together with payments of Base Rent hereunder. If this Sublease terminates prior to the expiration hereof for any reason other that a default hereunder by 3Com, Ariba shall pay the then unamortized balance of 3Com's Contribution to 3Com on or prior to said termination date. 3Com shall not be required to make any contribution toward the cost of the Initial Improvements unless Ariba spends the Required Expenditure or more in constructing the Initial Improvements.

     10. PARKING. Ariba shall have the right to use the parking spaces to which 3Com is entitled on the same basis as such are made available to 3Com under the Master Lease.

     11. SIGNS. Any signs installed by Ariba at the Premises shall be installed at Ariba's sole expense, in a good and workman-like manner and in strict compliance with all applicable laws including applicable ordinances of the City of Mountain View, all terms and conditions of the Master Lease and all terms of the Landlord's approval thereof. Ariba shall remove all signs and repair any damage caused thereby, all at Ariba's expense, on or prior to expiration of the Term if required under the terms of the Master Lease or as provided by the terms of Landlord's consent thereto.

     12. BROKERAGE COMMISSIONS. Each party represents and warrants to the other that it has engaged no real estate brokers or finders in connection with the transactions contemplated by this Sublease, except that (a) 3Com advises Ariba that 3Com has agreed to pay Wayne Mascia Associates ("Wayne Mascia") a commission pursuant to a separate agreement between 3Com and Wayne Mascia, payment of which shall be 3Com's sole responsibility, and (b) Ariba has retained Cushman & Wakefield of California ("Cushman"), who shall be compensated pursuant to a separate agreement between Wayne Mascia and Cushman.

     13.  MASTER LEASE.

          (a) As applied to this Sublease, the words "Landlord" and "Tenant" as used in the Master Lease (to the extent incorporated herein) shall be deemed to refer to 3Com and Ariba, respectively. Ariba and this Sublease shall be subject in all respects to the terms of, and the rights of Landlord under, the Master Lease. Except as otherwise expressly provided in Paragraph 13(b) hereof, the covenants, agreements, terms, provisions and conditions of the Master Lease insofar as they are not inconsistent with the terms of this Sublease are made a part of and incorporated into this Sublease as if recited herein in full, and the rights and obligations of the Landlord and the Tenant under the Master Lease shall be deemed the rights and obligations of 3Com and Ariba, respectively, hereunder and shall be binding upon and inure to the benefit of 3Com and Ariba, respectively. As between the parties hereto only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control. 3Com represents and warrants to Ariba that the Master Lease is in full force and effect, 3Com has neither given nor received a written notice of default under the Master Lease, and 3Com is not aware of any default by any party under the Master Lease or of any circumstance which with the passage of time would be a default under the Master Lease. 3Com agrees not to terminate the Master Lease voluntarily, or modify the Master
Lease in a manner that adversely affects Ariba's rights under this Sublease. 3Com will refrain from any act or omission that would result in the failure or breach of any of the covenants, provisions, or conditions of the Master
Lease on the part of the Tenant under the Master Lease.

          (b) The following provisions of the Master Lease are not incorporated herein and shall not apply to this Sublease, or are only incorporated herein to the extent, or for the purpose specified below:

               (i)  The Basic Lease Information is not incorporated herein;

               (ii) The Term of this Sublease and delivery of possession of the Premises shall be governed by Paragraph 5 of this Sublease, and Ariba shall have no rights or obligations under Section 2 of the Master Lease;

               (iii) The payment by Ariba of Base Rent shall be governed by Paragraph 3 of this Sublease, and Ariba shall have no rights or obligations with respect to paragraphs (a) and (b) of Section 3 of the Master Lease;

               (iv) Service and delivery of notices shall be governed by Paragraph 17 of this Sublease, and Section 26 of the Master Lease shall not apply thereto;

               (v) For purposes of this Sublease, with respect to those provisions incorporated from the Master Lease, all references to the "Lease" shall be deemed to be references to this "Sublease;"

               (vi) 3Com makes no representations or warranties regarding the Premises or the Project, including without limitation any representations or warranties regarding hazardous materials, zoning, or the suitability of the Premises for Ariba's intended use.

               (vii) The provisions of Sections 32, 37, 42, 43 and 44 of the Master Lease and the provisions of EXHIBITS B and H of the Master Lease are not incorporated in and shall not apply to this Sublease, and Ariba shall have no rights or obligations thereunder.

          (c) Notwithstanding the forgoing, 3Com and Ariba agree that 3Com shall not be responsible to Ariba for furnishing any repairs to or maintenance on the Premises which are the obligation of Landlord under the Master Lease, it being understood that such obligations are solely those of Landlord pursuant to the Master Lease. The failure of Landlord to fulfill its obligations under the Master Lease or the exercise by Landlord of any rights specified in the Master Lease shall not (i) entitle Ariba to any allowance, reduction or adjustment of Rent, (ii) make 3Com liable to Ariba, (iii) excuse or impair the obligation of Ariba to perform or observe any of the terms or conditions of this Sublease, or (iv) entitle Ariba to any claim of constructive eviction against 3Com. 3Com shall take such action as is commercially reasonable to (a) cause Landlord's compliance with the terms and provisions of the Master Lease (including, without limitation, Landlord's obligation thereunder to provide services to the Premises) and (b) obtain Landlord's consent or approval on behalf of Ariba where necessary to permit Ariba's exercise of its rights hereunder. If, following the exercise of such commercially reasonable attempts Landlord still has not, in Ariba's judgment, complied with the terms of the Master Lease, then Ariba (i) shall be subrogated to the rights of 3Com to enforce the rights of the Tenant under the Master Lease, and (ii) to the extent 3Com would have the right, either pursuant to the terms of the Master Lease or under applicable law, to terminate the Master Lease or exercise other remedies thereunder as a result of such non-compliance, Ariba shall have the right to terminate the Master Lease or to pursue such other remedies, provided Ariba indemnifies, defends and holds 3Com harmless from and against any costs, expenses, claims, liabilities or damages in connection with the exercise or attempted exercise of said remedies.

          (d) This Sublease is subordinate to all of the terms and conditions of the Master Lease and to the matters to which the Master Lease by its terms is subordinate. Ariba acknowledges that the Master Lease and this Sublease may be further made subordinate to, among other things, the terms, provisions and liens of ground leases, mortgages and other financing affecting the Premises and the Project. In the event the Master Lease is terminated for any reason, then, on the date of such termination, this Sublease automatically shall terminate and be of no further force or effect. If the termination of the Master Lease (and the resulting termination of this Sublease) occurs through no breach or default of this Sublease or of the Master Lease by 3Com, 3Com shall have no liability therefor to Ariba.

          (e) Ariba agrees that it will not take or permit any action or fail to perform or observe any obligation, which causes an event of default under the Master Lease and/or causes the Master Lease to be terminated or forfeited, and Ariba shall indemnify, defend, protect and hold harmless 3Com from and against any and all claims, demands, suits, costs, expenses, damages and liabilities, including reasonable attorneys' fees, arising by reason of any act or omission on the part of Ariba which is in breach of this Paragraph 13(e).

          (f) 3Com agrees that it will not take or permit any action or fail to perform or observe any obligation, which causes an event of default under the Master Lease and/or causes the Master Lease to be terminated or forfeited, and 3Com shall indemnify, defend, protect and hold harmless Ariba from and against any and all claims, demands, suits, costs, expenses, damages and liabilities, including reasonable attorneys' fees, arising by reason of any act or omission on the part of 3Com which is in breach of this Paragraph 13(f). Notwithstanding the foregoing, 3Com shall have no liability hereunder for the failure to perform its obligations under the Master Lease to the extent said obligations have been delegated to Ariba under the terms of this Sublease.

          (g) Notwithstanding any provision of the Master Lease that is incorporated by reference into this Sublease to the contrary, if by the terms of such incorporated provision Landlord must approve, disapprove, or otherwise respond to Ariba within a specified time period, 3Com shall have an additional ten (10) business days after expiration of such time period to approve, disapprove, or otherwise respond to Ariba with respect to such matter.

     14.  EVENTS OF DEFAULT.

          (a) In addition to the occurrence of any default (as defined in the Master Lease), each of the following shall constitute an event of default by Ariba under this Sublease and shall entitle 3Com to exercise any and all remedies available to the Landlord under the Master Lease and/or available to 3Com by operation of law:

               (i) Ariba shall fail to pay when due any monthly installment of Base Rent or Operating Costs, or shall fail to pay when due any other sum payable hereunder, and such failure shall continue for three (3) days after delivery to Ariba of 3Com's written notice thereof,

               (ii) Ariba shall fail in any material respect to observe or perform any other material term or condition to be observed or performed by Ariba hereunder or under the provisions of the Master Lease which are incorporated in this Sublease under Paragraph 13 hereof, and such failure shall continue for 30 days after delivery to Ariba of 3Com's written notice thereof, unless such failure of performance, by its nature, cannot be cured within 30 days, in which event, such failure of performance shall be deemed cured if Ariba commences to cure the same within such 30 day period and completes such cure as soon as reasonably practicable; and

               (iii) Ariba shall file a petition in bankruptcy or avail itself of any other state or federal law providing for the relief of debtors.

          (b) Notwithstanding any provision of this Paragraph 14 or Section 19 of the Master Lease to the contrary, in the event that during any twelve (12) month period (i) Ariba fails twice to pay Rent, Operating Costs or other sums required to be paid by Ariba hereunder, or (ii) any other default or event of default of the same or similar nature occurs twice, Ariba shall not be entitled to any grace period to cure subsequent defaults or events of default which occur thereafter during said twelve (12) month period.

     15.  CONSENT OF LANDLORD; APPROVALS.

          (a) Ariba acknowledges that, under the terms of the Master Lease, this Sublease requires the prior written consent of the Landlord (the "Landlord's Consent"). 3Com agrees to use reasonable efforts to obtain Landlord's Consent, promptly upon delivery to 3Com of at least three counterparts of this Sublease, duly executed by Ariba. If 3Com has not received Landlord's Consent within 15 days after receipt of such executed counterparts of this Sublease from Ariba, then either 3Com or Ariba shall have the right, by written notice to the other party, to elect to terminate this Sublease. Ariba acknowledges that the Landlord has heretofore furnished to 3Com a form of consent, a copy of which is attached hereto as EXHIBIT "B", and Ariba and 3Com agree that it shall be sufficient for the Landlord to give the Landlord Consent in substantially such form.

          (b) Ariba acknowledges that as to certain matters set forth in this Sublease, 3Com has rights of approval or disapproval. In addition, Ariba acknowledges that as to certain matters set forth in the Master Lease, Landlord has rights of approval or disapproval. If any matter requires Landlord's approval under the Master Lease (irrespective of whether such matter also requires 3Com's consent under this Sublease), 3Com shall submit the same to Landlord for approval within ten (10) business days after 3Com's receipt of written request from Ariba, and provided 3Com approves such matter 3Com shall use reasonable efforts to obtain Landlord's approval of such matter. If Landlord disapproves any such matter, 3Com shall have no liability to Ariba by reason of such refusal.

     16. ASSIGNMENT AND SUBLEASING. Ariba shall not enter into any Assignment or Sublease (as those terms are defined in Section 9(a) of the Master Lease), except with the written consent of Landlord and 3Com, it being understood that 3Com's consent shall not be unreasonably withheld. All terms and conditions of
Section 9 of the Master Lease are hereby incorporated herein by reference, except that in the event of any Sublease or Assignment done with the consent of 3Com, 3Com shall be entitled to fifty percent (50%) of the amount by which the rent and other consideration paid or received by Ariba under such Assignment or Sublease exceeds the Base Rent, Operating Costs and other sums required to be paid by Ariba under this Sublease, after first deducting Ariba's brokerage commissions and other reasonable costs directly related and incurred to procure such Assignment or Sublease.

     17. NOTICES. All notices or demands required or permitted under this Sublease shall be in writing and shall be addressed as set forth herein below or to such other address as either party may, by written notice to the other, specify in writing from time to time. All notices shall be deemed served upon delivery, if hand-delivered, or 24 hours after delivery to Federal Express or another recognized overnight courier with charges prepaid, if served by overnight courier, or three business days after deposited in the United States mail, with postage prepaid, registered or certified mail, return receipt requested, if served by mail. Notices hereunder may also be served by facsimile, with a copy sent by United States mail postage prepaid, and shall be deemed served when received by the recipient's facsimile machine. Ariba and 3Com each agree to furnish the other with copies of any written notices received from Landlord promptly upon receipt thereof.

     Notices to 3Com shall be addressed as follows:

          3Com Corporation
          5400 Bayfront Plaza
          Santa Clara, CA 95057
          Attn:  Legal Department

     With a copy to:

          3Com Corporation
          5400 Bayfront Plaza
          Santa Clara, CA 95057
          Attn:  Corporate Real Estate




     Notices to Ariba shall be addressed as set forth on the signature page hereof, below Ariba's signature. Copies of any notices sent to Ariba shall be sent to:

          Thoits, Love, Hershberger & McLean
          245 Lytton Avenue, Suite 300
          Palo Alto, CA  94301
          Attn:  Thomas B. Jacob, Esq.

     18.  INSURANCE; WAIVER OF SUBROGATION.

          (a) Throughout the Term, Ariba, at Ariba's sole expense, shall obtain and maintain in effect, with respect to the Premises, for the benefit of Ariba, 3Com and the Landlord, the policies of insurance described in Section 10(d) of the Master Lease and shall otherwise comply with all requirements of such
Section 10(d). 3Com shall be named as an insured, in addition to the Landlord, under any of such policies which, under the terms of the Master Lease, are required to name the Landlord as an insured. Ariba shall deliver certificates of such insurance to 3Com prior to commencement of the Early Occupancy Period.

          (b) Notwithstanding any provision to the contrary in the Master Lease, 3Com, Ariba, and (to the extent agreed to by Landlord) Landlord each
(i) hereby waives all claims such party may have against the other to the extent such claims are covered by insurance carried or required to be carried under the Master Lease, and (ii) shall cause their respective insurers to similarly waive all rights of recovery against the others, and against the officers, employees, partners, agents and representatives of the others, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is (or would have been) insured against under any insurance policy carried (or required to be carried) by Landlord, 3Com, or Ariba hereunder. Each of Ariba, 3Com, and (to the extent agreed to by Landlord pursuant to its consent hereto or otherwise) Landlord shall obtain a clause or endorsement to the applicable insurance policies carried by such party denying its insurer any rights of subrogation against the other parties.

     19. CERTAIN UTILITIES AND SERVICES. Without limiting the generality of Ariba's obligations under Paragraph 4 hereof with respect to payment of Operating Costs or the provisions of Paragraph 13 hereof, concerning observance and performance of the Master Lease, 3Com and Ariba agree as follows with respect to certain utilities and services:

          (a) TELECOMMUNICATIONS. Ariba shall contract directly with the providers thereof for all telecommunications services required by Ariba at the Premises and shall install or cause to be installed, at Ariba's sole expense, all equipment and facilities required therefor.

          (b) SECURITY. Ariba shall cause any security systems installed by Ariba to be installed in a good and workman-like manner, in strict compliance with all applicable laws and shall furnish sufficient information about such systems to 3Com to enable 3Com to enter the Premises in cases of emergency and otherwise to exercise 3Com's rights under this Sublease. If required by Landlord pursuant to the Master Lease, Ariba shall remove all security systems installed by Ariba and repair any damage caused thereby, all at Ariba's sole expense, prior to expiration of the Term.

          (c) REPAIR AND MAINTENANCE OF THE PREMISES. Ariba, at Ariba's sole expense, shall maintain the interior of the Premises in good condition and repair, in the manner provided in Section 7(b) of the Master Lease.

     20.  SECURITY DEPOSIT.

          (a) Within three (3) business days following Ariba's receipt of written notice that Landlord has executed Landlord's Consent but in all events prior to Ariba taking possession of the Premises, Ariba shall deposit with 3Com an irrevocable letter of credit (the "Letter of Credit") in form and issued by an institutional lender reasonably acceptable to 3Com in the amount of Eight Hundred Thousand Dollars ($800,000) as security for the prompt and complete performance by Ariba of all of the obligations and terms of this Sublease to be performed by Ariba, and not as prepayment of Rent. The Letter of Credit shall
(i) show 3Com as the account party, (ii) have a term of not less than twelve
(12) months, (iii) be automatically renewed from time to time throughout the term of this Sublease not later than thirty (30) days prior to its expiration (such renewals to be for periods of not less than twelve (12) months and in the amounts required hereby), (iv) require written notice to 3Com at least 30 days prior to non-renewal if for any reason the Letter of Credit will not be renewed, and (v) allow for partial draws thereon. The term "Letter of Credit" shall, for the purposes of this Sublease, include any replacement or renewal Letter of Credit.

          (b) Upon the successful completion of an initial public offering by Sublessee and provided Sublessee has not defaulted hereunder and is not then in default hereunder (beyond any applicable grace or cure period), the amount of the Letter of Credit required to be maintained hereunder shall be reduced to Four Hundred Dollars ($400,000). If Ariba has defaulted or is in default hereunder at the time it completes its initial public offering, then the Letter of Credit will be reduced as provided above upon the second anniversary of the date on which said default (or the most recent default if there have been more than one) has been cured, provided that no subsequent defaults have occurred prior to said second anniversary.

          (c) Upon the occurrence of an event of default by Ariba under the terms of this Sublease, 3Com may upon demand draw upon the Letter of Credit, and 3Com may apply such portion or portions of the Letter of Credit as are reasonably necessary for the following purposes: (i) to remedy any default by Ariba in the payment of Rent under this Sublease; (ii) to clean and restore and repair the Premises following their surrender to 3Com, if not surrendered in the condition required pursuant to this Lease, (iii) to remedy any other default of Ariba hereunder, including, without limitation, the failure by Ariba to renew the Letter of Credit as required hereby. 3Com shall limit the amounts drawn from the Letter of Credit to the amounts it reasonably deems necessary to cure defaults hereunder by Ariba, provided that if Ariba fails to renew the Letter of Credit as required hereby 3Com shall draw the entire amount thereof which shall thereafter be held as the L-C Security Deposit (defined below). Any amount of the Letter of Credit that is drawn upon by 3Com but not applied by 3Com shall be held by 3Com as a security deposit (the "L-C Security Deposit") which may be applied by 3Com for the purposes described in this paragraph. In the event the Letter of Credit or any portion thereof is drawn upon by 3Com, Ariba shall, within five (5) days after demand by 3Com, either (i) deposit cash with 3Com in an amount that, when added to the amount remaining under the Letter of Credit and the amount of any L-C Security Deposit, shall equal the original amount of the Letter of Credit, or (ii) deliver written documentation executed by the issuer of the Letter of Credit and reasonably acceptable to 3Com confirming that the Letter of Credit has been reinstated to its original amount. Following a partial draw on the Letter of Credit and Ariba's reinstatement of the Letter of Credit to its original amount, 3Com shall return to Ariba any portion of the L-C Security Deposit which has not been applied to cure the default. If 3Com draws the total amount of the Letter of Credit for a failure by Ariba to renew it as required hereby, then the L-C Security Deposit shall serve as security hereunder for the balance of the Term and Ariba shall maintain the L-C Security Deposit in the amount required hereunder. 3Com shall not be deemed a trustee of the L-C Security Deposit. 3Com may use the L-C Security Deposit in 3Com's ordinary business and shall not be required to segregate it from 3Com's general accounts. Ariba shall not be entitled to any interest on the L-C Security Deposit. The L-C Security Deposit, less any portion thereof which 3Com is entitled to retain, shall be returned to Ariba (or at 3Com's option to the last assignee, if any, of Ariba's interest hereunder) within thirty (30) days after the later of the expiration of the term hereof or the date on which Ariba vacates the Premises.

     21.  GENERAL PROVISIONS.

          (a) The waiver by either party hereto of a breach of any covenant, obligation or condition set forth herein to be performed or observed by the other party hereto shall not be deemed to be a waiver of any subsequent breach of the same or of any other covenant, obligation or condition of this Sublease to be performed or observed by such party.

          (b) This Sublease shall be governed by and construed in accordance with the laws of the State of California.

          (c) If any term, covenant or condition of this Sublease or the application thereof to any person or circumstance shall be held to be or rendered invalid, unenforceable or illegal, then such term, covenant or condition shall be considered separate and severable from the remainder of this Sublease, shall not affect, impair or invalidate the remainder of this Sublease, and shall continue to be applicable to and enforceable to the fullest extent permitted by law against any person or circumstances other than those as to which it has been held or rendered invalid, unenforceable or illegal.

          (d) This Sublease may be executed in one or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

          (e) This Sublease sets forth all the covenants, promises, agreements, conditions or understandings between the parties hereto concerning the Premises and the subject matter of this Sublease. No alteration, amendment or change of, or addition to this Sublease shall be binding upon the parties hereto unless in writing and signed by 3Com and Ariba.

          (f) The captions and Paragraph numbers appearing in this Sublease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any of the provisions hereof nor in any way affect this Sublease.

          (g) The words "hereof," "herein," "hereunder" and similar expressions used in any provision of this Sublease relate to the whole of this Sublease and not to such provision alone, unless otherwise expressly provided, and whenever the singular number of a gender is used herein the same shall be construed as including the plural and the masculine, feminine and neuter respectively where the fact or context so requires.

          (h)  Time is of the essence of this Sublease and of every part hereof.

          (i) Each party to this Sublease represents and warrants to the other party hereto that the execution, delivery and performance of this Sublease by the representing and warranting party has been authorized by all necessary corporate action of such party and that the officer or officers executing this Sublease on behalf of such party have full power and authority to do so and to bind such party hereto.

     IN WITNESS WHEREOF, 3Com and Ariba have duly executed this Sublease as of the day and year first above written.


                            3COM:


                            3Com Corporation, a Delaware corporation



                            By:     /s/ [ILLEGIBLE]
                                 --------------------------------------
                            Its:
                                 --------------------------------------


                            ARIBA:

                            Ariba Technologies, Inc., a Delaware corporation



                            By:     /s/ Edward P. Kinsey
                                 --------------------------------------

                            Its:
                                 --------------------------------------
                            Address for Service of Notices
                            prior to the Commencement Date:

                            Ariba Technologies, Inc.
                            1314 Chesapeake Terrace
                            Sunnyvale, CA  94089
                            Attn: Chief Financial Officer

                            after the Commencement Date:

                            Ariba Technologies, Inc.
                            1585 Charleston Road
                            Mountain View, CA
                            Attn: Chief Financial Officer

                                      EXHIBIT A

                                    MASTER LEASE

                                      EXHIBIT B

                                CONSENT OF LANDLORD